EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-135288) on Form SB-2 of Ironclad Performance Wear Corporation of our report, dated February 14, 2006, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to our firm under the captions "Experts" in such Prospectus.



/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
September 7, 2006